Exhibit 99.2

The Clorox Company

Supplemental Information – Volume Growth

	% Change vs. Prior Year
	FY07					FY08
Business Segment	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Major Drivers of Change
North America (1)	-1%	-3%	8%	0%	1%	5%	6%	4%	6%	5%	Q4 increase primarily driven by acquisition of Burt’s Bees; new products, including Green Works; continued growth in cat litter; and increased merchandising of Kingsford charcoal. These were partially offset by lower shipments of Glad products due to increased pricing and exiting the private-label food bags business.
International	1%	10%	13%	12%	9%	11%	6%	4%	7%	7%	Q4 increase primarily driven by category growth across Latin America.
Total Company	-1%	-1%	8%	2%	2%	6%	6%	4%	6%	6%

Supplemental Information – Sales Growth

	% Change vs. Prior Year
	FY07					FY08
Business Segment	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Major Drivers of Change
North America (1)	5%	3%	6%	-1%	3%	5%	6%	8%	10%	8%	Q4 growth primarily driven by increased shipments, the benefit of price increases and favorable Canadian currency.
International	4%	9%	16%	21%	12%	18%	17%	14%	16%	16%	Q4 growth primarily driven by increased shipments, favorable currency and the benefit of price increases.
Total Company	5%	3%	7%	2%	4%	7%	8%	9%	11%	9%

(1)	North America includes U.S. and Canadian results and the worldwide Burt’s Bees business.

The Clorox Company

Earnings Before Interest and Taxes (EBIT), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), and Debt to EBITDA (Unaudited) (1)

Reconciliation schedule of earnings from continuing operations before income taxes to earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, and debt to EBITDA

Dollars in millions and percentages based on rounded numbers

	Three Months Ended		Twelve Months Ended
	6/30/08	6/30/07	6/30/08	6/30/07
Earnings from continuing operations before income taxes	$240	$239	$693	$743
Interest income	(2)	(2)	(12)	(7)
Interest expense	43	27	168	113

EBIT (2)	281	264	849	849

EBIT margin (2)	18.8%	19.6%	16.1%	17.5%
Depreciation and amortization	51	49	205	192

EBITDA (3)	$332	$313	$1,054	$1,041

EBITDA margin (3)	22.2%	23.3%	20.0%	21.5%
Net sales	$1,495	$1,344	$5,273	$4,847

			As of the Year Ended
			6/30/08	6/30/07
Debt to EBITDA (4)			3.3	2.0

Total debt (5)			$3,475	$2,036

(1)	In accordance with SEC’s Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure.

Management believes the presentation of EBIT, EBIT margin, EBITDA, EBITDA margin, and Debt to EBITDA provides additional useful information to investors about current trends in the business.

(2)	EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.

(3)	EBITDA (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is a measure of EBITDA as a percentage of net sales.

(4)	Debt to EBITDA (a non-GAAP measure) represents total debt for the periods ended June 30, 2008 and June 30, 2007, divided by EBITDA for the twelve months ended June 30, 2008 and June 30, 2007, respectively.

(5)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt, and long-term debt.

The Clorox Company

Supplemental Information – Balance Sheet

(Unaudited)

As of June 30, 2008

Working Capital Update

	Q4
	FY 2008 ($ millions)	FY 2007 ($ millions)	Change ($ millions)	Days (5) FY 2008	Days (5) FY 2007	Change
Receivables, net	$505	$460	$45	29	30	-1 day
Inventories, net	$384	$309	$75	42	39	+3 days
Accounts payable (1)	$418	$329	$89	41	39	+2 days
Accrued liabilities	$440	$507	-$67
Total WC (2)	$129	-$3	$132
Total WC % net sales (3)	2.2%	-0.1%
Average WC (2)	$150	$34	$116
Average WC % net sales (4)	2.5%	0.6%

•	Receivables increased primarily as a result of the acquisition of Burt’s Bees and higher sales.

•	Inventories increased primarily as a result of the acquisition of Burt’s Bees, higher commodity costs, and inventory build for restructuring of the supply chain.

•	Accounts payable increased mainly due to the acquisition of Burt’s Bees and increased commodity and transportation costs.

•

Accrued liabilities decreased primarily due to the adoption of FASB Financial Interpretation No. 48 which resulted in income tax contingency accruals being reclassified from accrued liabilities to income taxes payable and long-term liabilities. This was partially offset by higher accruals related to the acquisition of Burt’s Bees and interest expense.

Supplemental Information – Cash Flow

(Unaudited)

For the quarter and year ended June 30, 2008

Capital expenditures for the fourth quarter were $67 million (full year = $170 million)

Depreciation and amortization for the fourth quarter was $51 million (full year = $205 million)

Cash provided by operations

Net cash provided by operations in the fourth quarter was $254 million, compared with $282 million provided by operations in the year-ago quarter. The year-over-year decrease was primarily due to the timing of tax payments.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].

(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.

(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).

(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).

(5)	Days calculations based on a two-point average.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

Change vs. Prior Year (basis points)
	FY07					FY08
Driver	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cost savings	+190 bp	+240 bp	+280 bp	+200 bp	+230 bp	+180 bp	+170 bp	+150 bp	+180 bp	+170 bp

Pricing changes	+210 bp	+160 bp	+140 bp	+80 bp	+150 bp	+50 bp	+40 bp	+80 bp	+150 bp	+80 bp

Market movement (commodities)	-280 bp	-190 bp	+40 bp	-40 bp	-110 bp	-120 bp	-170 bp	-350 bp	-370 bp	-270 bp

Manufacturing & logistics (1)	-90 bp	-110 bp	-120 bp	-70 bp	-100 bp	-140 bp	-70 bp	-120 bp	-170 bp	-110 bp

All other (2)	+40 bp	0 bp	-160 bp	-120 bp	-80 bp	0 bp	-130 bp	-110 bp	0 bp	-60 bp

Gross margin change vs prior year	+70 bp	+100 bp	+180 bp	+50 bp	+90 bp	-30 bp	-160 bp	-350 bp	-210 bp	-190 bp

(1)	“Manufacturing & logistics” includes the change in the cost of diesel fuel.

(2)	“All other” includes all other drivers of gross margin change, which are usually insignificant in nature. Examples of drivers included: volume change, trade and consumer spending, restructuring and acquisition-related costs, foreign currency, etc. If a driver included in all other is deemed to be significant in a given period, it will be disclosed as part of the company’s earnings release.

The Clorox Company

Economic Profit (Unaudited) (1)

Reconciliation schedule of earnings from continuing operations before income taxes to economic profit (EP)

Dollars in millions and all calculations on a rounded basis

	FY08	FY07	FY06
Earnings from continuing operations before income taxes	$693	$743	$653
Non-cash restructuring and asset impairment costs (2)	48	4	0
Interest expense (3)	168	113	127

Earnings from continuing operations before income taxes, non-cash restructuring and asset impairment costs, and interest expense	$909	$860	$780

Adjusted after tax profit (4)	$604	$574	$530

Average capital employed (5)	$2,690	$2,165	$2,024

Capital charge (6)	242	195	182

Economic profit (7) (Adjusted after tax profit less capital charge)	$362	$379	$348

% change over prior year	-4.5%	+8.9%

(1)	In accordance with SEC’s Regulation G, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure.

Management believes the presentation of economic profit (EP) provides additional information to investors about current trends in the business. EP is used by management to evaluate business performance and was taken into account in determining management’s incentive compensation and the Company’s contribution to employee profit sharing plans in fiscal year 2008. EP represents profit generated over and above the cost of paying for assets used by the business to generate that profit.

(2)	Non-cash restructuring and asset impairment costs are added back to earnings and adjusted capital employed to more closely reflect cash earnings and the total capital investment used to generate those earnings.

(3)	Interest expense is added back to earnings because it is included as a component of the capital charge.

(4)	Adjusted after tax profit represents earnings from continuing operations before income taxes, non-cash restructuring and asset impairment costs, and interest expense, after tax. The tax rate applied is the effective tax rate on continuing operations which was 33.6%, 33.2%, and 32.1% in fiscal years 2008, 2007, and 2006, respectively.

(5)	Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back current year non-cash restructuring and asset impairment costs. Average capital employed represents a two-point average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation:

	FY08	FY07	FY06	FY05
Total assets	$4,730	$3,581	$3,521	$3,546

Less:
Accounts payable	418	329	329	347
Accrued liabilities	440	507	474	614
Income taxes payable	48	17	19	26
Other liabilities	590	516	547	618
Deferred income taxes	109	5	34	11

Non-interest bearing liabilities	1,605	1,374	1,403	1,616

Total capital employed	3,125	2,207	2,118	$1,930

Non-cash restructuring and asset impairment costs	48	4	0

Adjusted capital employed	$3,173	$2,211	$2,118

Average capital employed	$2,690	$2,165	$2,024

(6)	Capital charge represents average capital employed multiplied by the weighted-average cost of capital. Weighted-average cost of capital is the blended average of the cost of the Company’s debt and equity capital. The weighted-average cost of capital used to calculate capital charge was 9% for fiscal years 2008, 2007, and 2006.

(7)	EP represents earnings from continuing operations before income taxes, non-cash restructuring and asset impairment costs, and interest expense, after tax, less a capital charge (as defined above).

The Clorox Company Updated: 8-1-08

U.S. Price Increases from CY2005 - CY2008

Brand / Product	Average Increase	Effective Date
Home Care
Clorox Clean-Up® cleaners	5%	July 2005
Clorox Clean-Up® and Tilex® cleaners	8%	January 2006
Pine-Sol® cleaners	13%	May 2008
Clorox Clean-Up® cleaners	8%	August 2008
Formula 409®, Tilex®, and Clorox® Disinfecting Bathroom cleaners	12%	August 2008
Liquid-Plumr® products	9%	August 2008
Clorox® Toilet Bowl Cleaner and Clorox® ToiletWandTM products	8 – 13%	August 2008

Laundry
Clorox 2® bleach for colors	5%	July 2005
Clorox® liquid bleach	9%	July 2005
Clorox® liquid bleach	8%	January 2006
Clorox® liquid bleach	10%	August 2008

Glad
Glad® trash bags	13%	February 2005
GladWare® disposable containers	12%	February 2005
Glad® food bags	7%	August 2005
GladWare® disposable containers	9%	January 2006
Glad® trash bags	15%	February 2006
Glad® trash bags and GladWare® disposable containers	7%	February 2008
Glad® trash bags	10%	October 2008

Litter
Cat litter	5%	October 2005
Cat litter	6%	June 2006
Cat litter	7 – 8%	August 2008

Food
Hidden Valley Ranch® salad dressing	6%	October 2007
Hidden Valley Ranch® salad dressing	7%	August 2008

Charcoal
Match Light® charcoal	6%	January 2006
Kingsford® lighter fluid	10%	January 2006
Charcoal and lighter fluid	4 – 8%	January 2007
Charcoal	6%	January 2008

Brita
Brita® pour-through filters	7%	January 2006
Brita® pitchers	5%	January 2006

Auto
Armor All® and STP® auto-care products	9%	January 2006
STP® functional fuel products	17%	October 2006
Armor All® and STP® auto-care products	5 – 7%	January 2008

Notes:

•	Average % increase reflects brand averages rounded to the whole percent. Individual SKUs vary versus the average.

•	This communication reflects pricing actions on primary items.